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                                    EXHIBIT 1



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                     WRITTEN AGREEMENT OF REPORTING PERSONS

         THIS AGREEMENT is made and entered into on November 30, 2000, by and among Robert Emerson Moore, 716377 Alberta Ltd., Destiny Petroleum, Inc., Lancia Investments, Ltd., and 719774 Alberta Ltd. (collectively the "Reporting Persons").

         WHEREAS, Rule 13d-1(f)(1)(iii) under the Securities Exchange Act of 1934 (the "Act"), requires that, when a Schedule 13D is filed on behalf of more than one person, an agreement be executed and filed as an exhibit of the
Schedule 13D reflecting that the Schedule 13D is being filed on behalf of all such persons:

         NOW, THEREFORE, in consideration of the premises and the mutual promises stated therein, the Reporting persons hereby agree as follows:

         1.       Each Reporting Person agrees that the Amendment No. 3 to the
                  Schedule 13D dated November 30, 2000 (the "Schedule 13D") shall be filed jointly on behalf of all the Reporting Persons with respect to the shares of Common Stock, no par value, of LML Payment Systems Inc.

         2. Each Reporting Person acknowledges and agrees that, pursuant to Rule 13d-1(f)(1) under the Act, each Reporting Person individually is (i) eligible to use the Schedule 13D and (ii) responsible for the timely filing of the Schedule 13D or any amendment to the Schedule 13D and for the completeness and accuracy of the information concerning such Reporting Persons contained in the Schedule 13D or any amendment, unless such Reporting Person knows or has reason to believe that such information is incomplete or inaccurate.

         3. This agreement shall not be assignable by any Reporting Person. Any assignment in violation of the foregoing shall be null and void.

         4. This agreement shall terminate upon the written notice of termination given by any Reporting Person to the other Reporting Persons.

         5. This agreement may be executed in several counterparts, each of which shall be deemed to be an original copy hereof.



    IN WITNESS WHEREOF, the undersigned hereby executed this Written Agreement of Reporting Person as of the date or dates indicated below.



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Date: November 30, 2000


                                                  /s/ ROBERT EMERSON MOORE
                                                  -----------------------------
                                                  Robert Emerson Moore


                                                  716377 ALBERTA LTD.

                                                  By: /s/ ROBERT E. MOORE
                                                     --------------------------
                                                  Robert E. Moore
                                                  President

                                                  DESTINY PETROLEUM, INC.

                                                  By: /s/ ROBERT EMERSON MOORE
                                                     --------------------------
                                                  Robert Emerson Moore
                                                  President

                                                  LANCIA INVESTMENTS LTD.

                                                  By: /s/ ROBERT EMERSON MOORE
                                                     --------------------------
                                                  Robert Emerson Moore
                                                  President


                                                  719774 ALBERTA LTD.

                                                  By: /s/ ROBERT EMERSON MOORE
                                                     --------------------------
                                                  Robert Emerson Moore
                                                  President